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                                September 7, 1999

Stuart Moldaw
700 Airport Boulevard
Suite 200
Burlingame, CA 94010

            Re: Consulting Agreement

Dear Stuart:

      iParty Corp. ("iParty") would like to engage you as a consultant, on an independent contractor basis. This Letter Agreement sets forth all of the terms of our consulting agreement.

      1. The term of the consulting period shall be three years, commencing as of the date of this Letter Agreement (the "Consulting Period"); provided, however, that this Letter Agreement may be terminated by either party upon 90 days written notice to the other party.

      2. In consideration of the consulting services rendered by you, iParty shall issue you options (the "Options"), subject to board approval, to purchase a total of 100,000 shares of iParty Common Stock, par value $.001 per share (the "Common Stock"); provided that you are still providing consulting services to the iParty on each vesting date, the Options shall vest as follows: 33,334 Options shall vest on September 6, 2000; an additional 33,333 Options shall vest on September 6, 2001; and the remaining 33,333 Options shall vest on September 6, 2002. The exercise price of the Options shall be $2.00.

      3. iParty will reimburse you for all travel or other reasonable expenses incurred in connection with your rendering consulting services for iParty.

      4. You agree that, during the Consulting Period and for a period of six months following the termination of the Consulting Period, you will not, directly or indirectly, be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner or partner of, any other business or organization that is or shall then be competing with iParty, provided that you may own up to five percent (5.0%) of the outstanding capital stock of a corporation, if, at the time of its acquisition by you, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

      5. You agree that all confidential information which you may now and/or during the Consulting Period possess, obtain or create, relating to the business of iParty or of any customer or

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supplier of iParty shall not be published, disclosed, or made accessible by you to any other person or entity without the prior written consent of iParty.

            IN WITNESS WHEREOF, the parties have executed this Letter Agreement as of the date first written above.

                                        iPARTY CORP.


                                        By: /s/ Sal Perisano
                                            ------------------------------------
                                            Sal Perisano, CEO

ACCEPTED AND AGREED


/s/ Stuart Moldaw
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Stuart Moldaw